Exhibit 10.56

                             FIRST AMENDMENT TO
           SECOND AMENDED AND RESTATED 1992STOCK OPTION PLAN

     This First Amendment to the Second Amended and Restated 1992 Stock Option Plan (this "Amendment") is executed by Triton Energy Limited, a Cayman Islands company ("Triton"), as of the effective date specified below.

                              R E C I T A L S:

     A. Triton has adopted the Second Amended and Restated 1992 Stock Option Plan (the "Plan"), and amended and restated the Plan effective as of April 9, 1996; and

     B. In accordance with the terms of the Plan, the Board of Directors has adopted certain amendments to the Plan effective as of March 18, 1997.

     NOW, THEREFORE, in accordance with the terms of the Plan, the Plan is amended in the following respects:

     1. Section 4.2 is amended by adding the following sentence to the end of such Section:

     "Notwithstanding anything in the foregoing, or any other provision of the Plan, to the contrary, from and after March 17, 1997, there shall be no further grants of Stock Options under this Article IV."

     2. The vesting schedule of Stock Options granted and outstanding pursuant to Article IV of the Plan shall be amended by amending the vesting provisions contained in Section 4.6 of the Plan to read in their entirety as follows:

     "First installment. Up to 33-1/3% of the total optioned shares at any time on and after the earlier of (i) the first anniversary of the Date of Grant and (ii) the day immediately preceding the date of the annual meeting of shareholders for the first year following the year in which the Date of Grant occurs.

     Second installment. Up to 33-1/3% of the total optioned shares at any time on and after the earlier of (i) the second anniversary of the Date of Grant and (ii) the day immediately preceding the date of the annual meeting of shareholders for the second year following the year in which the Date of Grant occurs.

     Third  installment.   Up to 33-1/3% of the total optioned shares at any
time on and after the earlier of (i) the third anniversary of the Date of Grant and (ii) the day immediately preceding the date of the annual meeting of shareholders for the third year following the year in which the Date of Grant occurs."

     3. Except as amended by the provisions of this Amendment, all other provisions of the Plan remain in full force and effect.

     IN WITNESS WHEREOF, Triton Energy Limited has caused this Amendment to be executed by its duly authorized officer effective this 18th day of March, 1997.


                              TRITON  ENERGY  LIMITED


                              By:      /s/